UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2017

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	001-6926	22-1454160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2017, C. R. Bard, Inc. (the “Company”) entered into that certain (i) Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with Wells Fargo Bank, National Association, a Delaware banking corporation, as trustee (the “2021 Note Trustee”) in respect of the Indenture, dated as of December 20, 2010 (the “2021 Base Indenture”), between the Company and the 2021 Note Trustee, as supplemented by that certain First Supplemental Indenture, dated as of December 20, 2010 (the 2021 Base Indenture as so supplemented, the “2021 Indenture”), pursuant to which the Company issued its 4.400% Notes due January 15, 2021 (the “2021 Notes”), and (ii) First Supplemental Indenture (the “First Supplemental Indenture” and together with the Fourth Supplemental Indenture, the “Supplemental Indentures”) with The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “2026 Note Trustee” and together with the 2021 Note Trustee, the “Trustees”) in respect of the Indenture, dated as of December 1, 1996, (together with the 2021 Indenture, the “Indentures”) between the Company and the 2026 Note Trustee pursuant to which the Company issued its 6.700% Notes due 2026 (the “2026 Notes” and together with the 2021 Notes, the “Notes”).

The Supplemental Indentures were executed by the Company and the Trustees respectively, in connection with the previously announced offers by Becton, Dickinson and Company, a New Jersey corporation (“BD”), to exchange (i) the 2021 Notes for cash and new 4.400% Notes due January 15, 2021 of BD and (ii) the 2026 Notes for cash and new 6.700% Notes due December 1, 2026 of BD (the “BD Exchange Offers”). Each Supplemental Indenture became valid and binding upon execution; however, the Amendments (as defined below) contained therein to the terms of the Indentures will become effective only upon the date of the settlement of the BD Exchange Offer (the “Settlement Date”) with respect to such Notes.

The Settlement Date is conditioned upon, among other things, the closing of a merger between the Company and Lambda Corp., a New Jersey corporation and wholly-owned subsidiary of BD, pursuant to an Agreement and Plan of Merger that was entered into between the Company, BD and Lambda Corp. on April 23, 2017 (the “Bard Acquisition”), which condition cannot be waived by BD. The Settlement Date for each series of the Notes is currently expected to occur on the closing date of the Bard Acquisition.

Subject to the occurrence of the Settlement Date with respect to the applicable series of Notes, the Supplemental Indentures will, solely with respect to such Notes, (i) eliminate substantially all of the restrictive covenants in the applicable Indenture and (ii) limit the reporting covenant in the applicable indenture so that Bard is only required to comply with the reporting requirements under the Trust Indenture Act (collectively, the “Amendments”).

The summaries of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indentures, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. Bard, Inc.
(Registrant)

Date: May 23, 2017	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Vice President, Law and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Fourth Supplemental Indenture, dated May 18, 2017, between C. R. Bard, Inc. and Wells Fargo Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated May 18, 2017, between C. R. Bard, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee